Exhibit 10.1

Execution Version

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), effective as of April 13 2021 by and among YUMANITY , INC., a Delaware corporation (“Yumanity”, and together with each Subsidiary of Yumanity from time to time party hereto as a borrower, collectively, “Borrowers”, and each, a “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, the “Lenders”, and each, a “Lender”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for the Lenders (in such capacity, “Agent”).

A. Borrowers, Lender and Agent are parties to a Loan and Security Agreement, dated as of December 20, 2019 as amended by that certain First Amendment to Loan and Security Agreement dated April 10, 2020, Second Amendment to Loan and Security Agreement dated April 24, 2020, Third Amendment to Loan and Security Agreement dated June 10, 2020, Fourth Amendment to Loan and Security Agreement dated December 22, 2020, and Fifth Amendment to Loan and Security Agreement dated March 29, 2021 (and so amended and as further amended, restated, supplemented or modified from time to time, the “Loan Agreement”).

B. Borrowers, Lenders and Agent desire to modify the terms of the Loan Agreement as set forth in Section 2 of this Amendment and on the terms and conditions set forth herein.

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b) Rules of Construction. The rules of construction that appear in the Section 1.3 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2 Amendments to the Loan Agreement.

(a) Subject to and upon the satisfaction of the conditions specified in Section 3 hereof, the Loan Agreement is hereby amended as follows:

(i) Section 2.2(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(ii) Tranche 2 Advance. Subject to the terms and conditions of this Agreement, beginning on the date the Performance Milestone is achieved and continuing through June 30, 2021, Borrowers may request, and the Lenders shall severally (and not jointly) make, an additional Term Loan Advance in a principal amount of Five Million Dollars ($5,000,000) (the “Tranche 2 Advance”).”

(ii) Section 2.6(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrowers prepay the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable (including without limitation, by acceleration of the Secured Obligations during an Event of Default pursuant to Section 10), Borrowers shall pay the Lenders a charge in the amount of $100,000, provided that in the event of a partial prepayment of the Term Loan, Borrowers shall pay, together with any such prepayment, a charge equal to (A) $100,000 multiplied by (B) a percentage determined by taking (x) the principal amount being prepaid and dividing by (y) the then aggregate principal amount of the Term Loan Advances outstanding immediately prior to such prepayment, and upon the repayment in full of all Secured Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement), an amount equal to $100,000 less the aggregate amount of all charges paid in accordance with the foregoing in connection with all prior partial prepayments (such charges, collectively, the “End of Term Charge II” and, together with the “End of Term Charge I”, the “End of Term Charge”). Notwithstanding the required payment date of such End of Term Charge II, the End of Term Charge II shall be deemed earned by the Lenders as of the Third Amendment Effective Date. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately following Business Day.”

(b) References Within Loan Agreement. Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Amendment. This Amendment shall be a Loan Document.

SECTION 3 Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to Agent’s receipt of the following documents, in form and substance satisfactory to Agent, or, as applicable, the following conditions being met (the date of satisfaction of all such conditions precedent, the “Sixth Amendment Effective Date”):

(a) this Amendment, executed by Borrowers; and

(b) payment of all of Agent’s reasonable documented out-of-pocket costs and expenses incurred through the date hereof in connection with any of the Loan Documents.

SECTION 4 Representations and Warranties. To induce Agent and Lenders to enter into this Amendment, Borrowers hereby confirm, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) that there has not been and there does not exist a Material Adverse Effect, and (c) that no Event of Default has occurred and is continuing.

SECTION 5 Miscellaneous.

(a) Loan Documents Otherwise Not Affected; Reaffirmation. Except as expressly amended pursuant hereto or referenced herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects. Any Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future. Borrowers hereby reaffirm the security interest granted pursuant to the Loan Documents and hereby reaffirm that such grant of security in the Collateral secures all Secured Obligations under the Loan Agreement and the other Loan Documents.

(b) Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which a Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Each Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. The provisions of this section shall survive payment in full of the Secured Obligations, full performance of all the terms of this Amendment and the other Loan Documents.

(c) Acknowledgement; Waiver. Agent acknowledges that it is not aware of any Event of Default existing as of the date of this Amendment.

(d) No Reliance. Each Borrower hereby acknowledges and confirms to Agent and Lenders that such Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e) Costs and Expenses. Each Borrower agrees to pay to Agent the date hereof the reasonable documented out-of-pocket costs and expenses of Agent and Lenders party hereto, and the reasonable documented out-of-pocket fees and disbursements of counsel to Agent and Lenders party hereto in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the date hereof.

(f) Binding Effect. This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g) Governing Law. This Amendment and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(h) Complete Agreement; Amendments. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i) Severability of Provisions. Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j) Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

YUMANITY, INC.

Signature:	/s/ Paulash Mohsen

Print Name:	Paulash Mohsen

Title:	Chief Business Officer

[SIGNATURE PAGE TO SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT]

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Associate General Counsel

LENDERS:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Associate General Counsel

HERCULES CAPITAL FUNDING TRUST 2019-1

Signature:	/s/ Jennifer Choe

Print Name:	Jennifer Choe

Title:	Associate General Counsel